UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 BENNY GAON STREET, BUILDING 2B
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2013, magicJack VocalTec Ltd. (the “Company”) entered into a definitive employment agreement and compensation arrangements with Gerald Vento, the Chief Executive Officer.  Under the terms of the agreements, Mr. Vento’s compensation will be retroactive until January 1, 2013 to coincide with Mr. Vento’s start date as Chief Executive Officer; provided, that, in accordance with Israeli law, Mr. Vento’s compensation will be submitted to a shareholder advisory vote prior to certain terms becoming effective.

In addition, the Board of Directors approved the adoption of the magicJack VocalTec Ltd. 2013 Long-Term Incentive Plan (the “Plan”) and recommended that the Plan be submitted for shareholder approval at the next annual meeting of shareholders.

The terms of Mr. Vento’s compensation arrangements are as follows:

Effective Date	January 1, 2013 -- subject to shareholder advisory vote
Annual Base Salary	$500,000
Annual Bonus
Annual Target Bonus Amount: $500,000

Bonus Milestones:
• Revenue- 80% threshold/120% max
• EBITDA- 80% threshold/120% max
• Bonus Payout Levels:
• Revenue - 35% threshold/200% max
• EBIDTA - 35% threshold/200% max

Signing Bonus	$500,000
Long-Term Incentive Compensation
Stock Options:*

Covered Shares:  722,782 Ordinary Shares
Exercise Price:  $14.95 per share
Vesting: 1/3 cumulative annual increments beginning 12/31/13

Accelerated vesting as follows:
• Full acceleration upon Change of Control or similar event during the employment term or the 6 month period thereafter
• If termination by the Company without “Cause” or by CEO for “Good Reason,” award is vested pro-rata through month of termination, plus additional 3 months.

No acceleration of vesting for termination of employment by Company for “Cause” or voluntary termination of employment by CEO without “Good Reason.”

Restricted Stock:*

80,267 shares, with the same vesting terms set forth above.

Severance
If termination by the Company without “Cause” or by CEO for “Good Reason,” severance is equal to one times (1x) base salary + target bonus (except as discussed below).

If termination by the Company without “Cause” or by CEO for “Good Reason” and termination occurs in connection with or within six (6) months of a Change of Control or similar Liquidity Event, severance is equal to three times (3x) base salary + target bonus.

No tax gross-ups apply to severance payments.

Employment Agreement
Terms consistent with an executive employment agreement of this nature, including:
• 3-year fixed term
• Compensation terms as outlined above
• Appropriate non-compete, non-solicit and confidentiality provisions
• Standard executive benefits package
• Appropriate definitions of “Cause” and “Good Reason” (with cure provisions)
• Customary expense reimbursements.

*Subject to shareholder approval of the Plan.

The stock options and restricted stock will be issued under the Plan.  The maximum number of shares that may be issued pursuant to awards under the Plan is 2,250,000 Shares.  Awards may consist of  a grant of a stock option, restricted stock, restricted stock unit, a performance award or another stock-based award.

The above summaries of the compensation arrangements and terms of the Plan are qualified in their entirety by reference to the executive employment agreement, Plan, option agreement, and form of restricted stock award, filed herewith as exhibits 10.1, 10.2, 10.3, and 10.4 respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1	Executive Employment Agreement effective January 1, 2013 by and between magicJack VocalTec Ltd. and Gerald Vento**

10.2	magicJack VocalTec Ltd. 2013 Long-Term Incentive Plan**

10.3	Stock Option Agreement dated April 2, 2013 by and between magicJack VocalTec Ltd. and Gerald Vento**

10.4	Form of Restricted Stock Agreement**

** Management compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Peter Russo
Name: Peter Russo
Title: Chief Financial Officer

Date: April  8, 2013

Exhibit Index

10.1	Executive Employment Agreement effective January 1, 2013 by and between MagicJack VocalTec Ltd and Gerald Vento**

10.2	magicJack VocalTec Ltd. 2013 Long-Term Incentive Plan**

10.3	Stock Option Agreement dated April 2, 2013 with Gerald Vento**

10.4	Form of Restricted Stock Agreement**

**Management compensatory plan or arrangement